Exhibit 10.1

THIS NOTE AND THE SECURITIES INTO WHICH IT MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THIS NOTE AND THE SECURITIES INTO WHICH IT MAY BE CONVERTED MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

GLOBAL EAGLE ACQUISITION CORP.

CONVERTIBLE PROMISSORY NOTE

Not to Exceed $1,000,000.00	November 6, 2012

FOR VALUE RECEIVED and subject to the conversion features set forth herein, Global Eagle Acquisition Corp., a Delaware corporation (the “Company”), promises to pay to Global Eagle Acquisition LLC (“Holder”), or its registered assigns, in lawful money of the United States of America, a principal sum of One Million Dollars ($1,000,000.00), or such lesser amount as shall equal the outstanding principal amount hereof (this “Note”). All unpaid principal shall be due and payable on the Maturity Date, unless accelerated upon the occurrence of an Event of Default (as defined below). Holder may make advances to the Company from time to time under this Note; provided, however, that notwithstanding anything to the contrary herein, at no time shall the aggregate of all advances and readvances outstanding under this Note exceed $1,000,000.00.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

1.            Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a)          “Business Combination” shall mean the Company’s initial merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

(b)          “Common Stock” shall mean the Common Stock, 0.0001 par value per share, of the Company.

(c)          The “Company” includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under this Note.

(d)          “Event of Default” has the meaning given in Section 4 hereof.

(e)          “Holder” shall mean the Person specified in the introductory paragraph of this Note, or any Person who shall at the time be the registered holder of this Note.

(f)          “Maturity Date” shall mean the earlier of (i) the consummation of a Business Combination or (ii) February 18, 2013.

(g)          “Permitted Transfer” shall mean any transfer that would be permitted as a transfer under the Securities Escrow Agreement, dated May 12, 2011, among the Company, Holder, American Stock Transfer & Trust Company, LLC and the other parties thereto, as amended.

(h)           “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(i)          “Securities Act” shall mean the Securities Act of 1933, as amended.

(j)          “Sponsor Warrants” means those warrants entitling the holder thereof to purchase one common share of the Company at an exercise price of $11.50 per share as more fully described in the prospectus for the Company’s initial public offering filed with the Securities and Exchange Commission on May 13, 2011.

2.            Investment, Experience, Accredited Investor. Holder is acquiring this Note for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. Holder understands that the acquisition of this Note involves substantial risk.  Holder has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in this Note, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in this Note and protecting its own interests in connection with this investment.

3.            Prepayment. Any of the outstanding principal amount to date under this Note may be prepaid by the Company, at its election and without penalty, without the consent of Holder.

4.           Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)          Failure to Pay. The Company shall fail to pay when due any principal payment on the Maturity Date hereof; or

(b)          Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

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(c)          Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 60 days of commencement.

5.            Rights of Holder upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default described in Sections 4(b) or 4(c)) and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to the Company, declare all outstanding obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Sections 4(b) and 4(c), immediately and without notice, all outstanding obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.

6.            Conversion.

(a)          Optional Conversion. At the option of Holder, any amounts outstanding under this Note up to $500,000.00 may be converted into warrants (“Warrants”) to purchase shares of Common Stock at a conversion price of $0.75 per warrant (the “Warrant Conversion Price”). Each Warrant will entitle Holder to purchase one share of Common Stock at an exercise price of $11.50 per share, commencing 30 days after the completion of a Business Combination. Each warrant will contain such other terms identical to the Sponsor Warrants. Before this Note may be converted under this Section 6(a), Holder shall surrender this Note, duly endorsed, at the office of the Company and shall state therein the amount of the unpaid principal of this Note to be converted and the name or names in which the certificates for Warrants are to be issued. The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note and the Person or Persons entitled to receive the Warrants upon such conversion shall be treated for all purposes as the record holder or holders of such Warrants as of such date. For the avoidance of doubt, in the event that all principal on this Note has been paid in full on or prior to the Maturity Date, then Holder shall not be entitled to convert any portion of this Note into Common Stock.

(b)          Remaining Principal. All accrued and unpaid principal of this Note that is not then converted into Warrants, shall continue to remain outstanding and to be subject to the terms and conditions of this Note.

(c)          Fractional Warrants; Effect of Conversion. No fractional warrants shall be issued upon conversion of this Note. In lieu of issuing any fractional warrants to Holder upon the conversion of this Note, the Company shall pay to Holder an amount equal to the product obtained by multiplying the Warrant Conversion Price by the fraction of a warrant not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of any amounts specified in this Section 6(c), this Note shall be cancelled and void without further action of the Company or Holder, and the Company shall be forever released from all its obligations and liabilities under this Note.

7.            Successors and Assigns. Subject to the restrictions on transfer described in Sections 9 and 10 below, the rights and obligations of the Company and Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

8.            Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company.

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9.          Transfer of this Note or Securities Issuable on Conversion Hereof. With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Holder shall give written notice to the Company prior thereto, describing briefly the manner thereof, together with (i) except for a Permitted Transfer, in which case the requirements in this clause (i) shall not apply, a written opinion reasonably satisfactory to the Company in form and substance from counsel reasonably satisfactory to the Company to the effect that such offer, sale or other distribution may be effected without registration or qualification under any federal or state law then in effect and (ii) a written undertaking executed by the desired transferee reasonably satisfactory to the Company in form and substance agreeing to be bound by the restrictions on transfer contained herein. Upon receiving such written notice, reasonably satisfactory opinion, or other evidence, and such written acknowledgment, the Company, as promptly as practicable, shall notify Holder that Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 9 that the opinion of counsel for Holder, or other evidence, or the written acknowledgment from the desired transferee, is not reasonably satisfactory to the Company, the Company shall so notify Holder promptly after such determination has been made. Each Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

10.         Assignment by the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Holder.

11.         Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, e-mailed, mailed or delivered to each party at the respective addresses of the parties as set forth below, or at such other address or facsimile number as the Company shall have furnished to Holder, or Holder to the Company, in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile or e-mail (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

If to the Company:

Global Eagle Acquisition Corp.

10900 Wilshire Blvd.

Los Angeles, CA 90024

Facsimile: (310) 209-7225

Attention: James Graf

If to Holder:

Global Eagle Acquisition LLC

10900 Wilshire Blvd.

Los Angeles, CA 90024

Facsimile: (310) 209-7225

Attention: James Graf

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12.         Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

13.         Disputes. The Company hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Holder on this Note, any and every right it may have to (i) injunctive relief, (ii) a trial by jury, (iii) interpose any counterclaim therein and (iv) have the same consolidated with any other or separate suit, action or proceeding. Nothing herein contained shall prevent or prohibit the Company from instituting or maintaining a separate action against Holder with respect to any asserted claim.

14.         Final Agreement. This Note represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

15.         Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

[Signature page follows]

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The Company has caused this Note to be issued as of the date first written above.

GLOBAL EAGLE ACQUISITION CORP.
a Delaware corporation

By:	/s/ James A. Graf
Name:	James A. Graf
Title:	Vice President, Chief Financial Officer,
Treasurer and Secretary

Agreed and Acknowledged:

GLOBAL EAGLE ACQUISITION LLC

By:	/s/ Harry E. Sloan
Name:	Harry E. Sloan
Title:	Chairman and Chief Executive Officer

[Signature Page to Convertible Promissory Note]